Exhibit 99.1

Universal Logistics Holdings, Inc. Announces Appointment of Michael Rogers as Chief Financial Officer

Warren, MI – April 8, 2026 — Universal Logistics Holdings, Inc. (Nasdaq: ULH) today announced that Michael Rogers has been appointed Chief Financial Officer and Treasurer, effective June 1, 2026.

Mr. Rogers currently serves as Chief Financial Officer of Conlan Tire Co., Hercules Materials Holdings LLC and certain of their privately held affiliates. Prior to that time, Mr. Rogers spent approximately thirty years with Ford Motor Company in a variety of finance-related leadership roles, including Model e Controller – Product Development, Global Controller – Warranty, Global Controller – Material Planning and Logistics, and Finance Director, Canada, Mexico and South America Operations.

Mr. Rogers holds a Bachelor of Science degree in Civil Engineering from Rice University and an M.B.A. from the Mendoza College of Business at the University of Notre Dame.

Tim Phillips, Chief Executive Officer of Universal Logistics Holdings, stated, “We are delighted to have the opportunity to work with Mike in this role. Mike brings tremendous breadth and depth of financial, operational and leadership experience, both from his many years with Ford and from his more recent service. We believe Mike’s background, judgment and familiarity with Universal will make him an outstanding addition to our senior leadership team.”

The Company also announced that Jude M. Beres had informed the Company of his decision to resign from his positions as Chief Financial Officer and Treasurer of the Company, effective May 29, 2026, in order to pursue other opportunities outside the transportation and logistics industry.

Mr. Phillips added, “On behalf of the Board of Directors and the entire Universal team, I want to thank Jude for his many years of dedicated and exemplary service to the Company. Jude has served as our Chief Financial Officer and Treasurer since 2016 and previously served as our Chief Administrative Officer. Over the course of nearly three decades with the Company and its affiliated businesses, Jude has played an important role in our growth and development, and we are grateful for his many contributions over the years. We wish him continued success in this next chapter of his career.”

Mr. Beres is expected to remain with the Company through May 29, 2026 to assist in the transition of his responsibilities

Source: Universal Logistics Holdings, Inc.

For Further Information:

Steven Fitzpatrick, Investor Relations

SFitzpatrick@UniversalLogistics.com

About Universal:

Universal Logistics Holdings, Inc. (“Universal”) is a holding company whose subsidiaries provide a variety of customized transportation and logistics solutions throughout the United States and in Mexico and Canada. Our operating subsidiaries provide our customers with supply chain solutions that can be scaled to meet their changing demands. We offer our customers a broad array of services across their entire supply chain, including value-added, dedicated, intermodal and trucking services. In this press release, the terms “us,” “we,” “our,” or the “Company” refer to Universal and its consolidated subsidiaries.

Forward Looking Statements

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information, including statements regarding the anticipated transition of responsibilities and the future contributions of Mr. Rogers.

Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Such risks and uncertainties include, but are not limited to, the timing and effectiveness of the transition of responsibilities, the future contributions of Mr. Rogers, market conditions, customer demand, pricing and competitive pressures, the timing, execution and effectiveness of cost-reduction, efficiency or restructuring initiatives, operating costs, labor availability and other factors affecting operating income and margins.

Additional information about the factors that may adversely affect these forward-looking statements is contained in Universal’s reports and filings with the Securities and Exchange Commission. Universal assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.